March 2024

Preliminary Pricing Supplement No. 1,562
Registration Statement Nos. 333-275587; 333-275587-01
Dated March 25, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Buffered Participation Securities, or “Buffered Securities,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, provide a minimum payment at maturity of only 25% of the stated principal amount and have the terms described in the accompanying product supplement for participation securities and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered Securities will be based on the worst performing of the common stock of Apple Inc., the common stock of Amazon.com, Inc. and the class A common stock of Alphabet Inc. At maturity, if the final share price of each underlying stock is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% participation in the positive performance of the worst performing underlying stock, subject to the maximum upside payment at maturity. If the final share price of any underlying stock is less than or equal to its respective initial share price, but the final share price of each underlying stock is greater than or equal to 75% of its respective initial share price, meaning that no underlying stock has decreased from its initial share price by an amount greater than the buffer amount of 25%, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the percentage decline of the worst performing underlying stock, which will be inherently limited to a maximum return of 25%. However, if the final share price of any underlying stock is less than 75% of its respective initial share price, meaning that any underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 25%, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying stock beyond the specified buffer amount, subject to the minimum payment at maturity of 25% of the stated principal amount. Investors may lose up to 75% of the stated principal amount of the Buffered Securities. Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying stocks, a decline in any underlying stock beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying stocks have appreciated or have not declined as much. The Buffered Securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying stocks and forgo current income and upside above the maximum upside payment at maturity in exchange for the buffer and absolute return features that in each case apply to a limited range of performance of the worst performing underlying stock. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered Securities differ from the Participation Securities described in the accompanying product supplement for participation securities in that the Buffered Securities offer the potential for a positive return at maturity if the worst performing underlying stock depreciates by no more than 25%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	May 1, 2025
Underlying stocks:	Apple Inc. common stock (the “AAPL Stock”), Amazon.com, Inc. common stock (the “AMZN Stock”) and Alphabet Inc. class A common stock (the “GOOGL Stock”)
Aggregate principal amount:	$
Payment at maturity per Buffered Security:

●If the final share price of each underlying stock is greater than its respective initial share price,

$1,000 + ($1,000 × participation rate × share percent change of the worst performing underlying stock)

In no event will the payment at maturity exceed the maximum upside payment at maturity.

●If the final share price of any underlying stock is less than or equal to its respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of its respective initial share price, meaning that no underlying stock has decreased from its initial share price by an amount greater than the buffer amount of 25%,

$1,000 + ($1,000 × absolute share return of the worst performing underlying stock)

●If the final share price of any underlying stock is less than 75% of its respective initial share price, meaning that any underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 25%,

($1,000 × share performance factor of the worst performing underlying stock) + $250

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered Securities pay less than $250 per Buffered Security at maturity.

Valuation date:	April 28, 2025, subject to adjustment for non-trading days and certain market disruption events
Minimum payment at maturity:	$250 per Buffered Security (25% of the stated principal amount)
Participation rate:	100%
Maximum upside payment at maturity:	At least $1,155 per Buffered Security (115.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Buffer amount:

25%. As a result of the buffer amount of 25%, the price at or above which each underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities is as follows:

With respect to the AAPL Stock: $ , which is 75% of the initial share price for such underlying stock

With respect to the AMZN Stock: $ , which is 75% of the initial share price for such underlying stock

With respect to the GOOGL Stock: $ , which is 75% of the initial share price for such underlying stock

Stated principal amount:	$1,000 per Buffered Security
Issue price:	$1,000 per Buffered Security
Pricing date:	March 27, 2024
Original issue date:	April 2, 2024 (4 business days after the pricing date)
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $987.00 per Buffered Security, or within $25.00 of that estimate. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered Security	$1,000	$	$
Total	$	$	$

(1)The Buffered Securities will be sold only to investors purchasing the Buffered Securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered Securities that it purchases from us to an unaffiliated dealer at a price of $ per Buffered Security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered Security. MS & Co. will not receive a sales commission with respect to the Buffered Securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 21.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2023 Prospectus dated February 22, 2024

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Terms continued from previous page
Final share price:	With respect to each underlying stock, the share closing price of such underlying stock on the valuation date multiplied by the adjustment factor for such underlying stock on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Initial share price:

With respect to the AAPL Stock, $ , which is the share closing price of such underlying stock on the pricing date

With respect to the AMZN Stock, $ , which is the share closing price of such underlying stock on the pricing date

With respect to the GOOGL Stock, $ , which is the share closing price of such underlying stock on the pricing date

Share percent change:	With respect to each underlying stock, (final share price – initial share price) / initial share price
Worst performing underlying stock:	The underlying stock with the lowest share percent change
Absolute share return:	The absolute value of the share percent change. For example, a -5% share percent change of the worst performing underlying stock will result in a +5% absolute share return.
Share performance factor:	With respect to each underlying stock, final share price / initial share price
CUSIP / ISIN:	61776LKB2 / US61776LKB26
Listing:	The Buffered Securities will not be listed on any securities exchange.

March 2024 Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Participation Securities

Principal at Risk Securities

The Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025 (the “Buffered Securities”) offer 100% participation in the positive performance of the worst performing underlying stock, subject to the maximum upside payment at maturity, and can be used:

￭To gain exposure to the worst performing of three underlying stocks, subject to the maximum upside payment at maturity.

￭To obtain a positive return for a limited range of negative performance of the worst performing underlying stock.

￭To obtain a buffer against a specified level of negative performance of the worst performing underlying stock.

If the final share price of any underlying stock is less than 75% of its respective initial share price, investors will be negatively exposed to the decline in the worst performing underlying stock beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	Approximately 13 months
Participation rate:	100%
Maximum upside payment at maturity:	At least $1,155 per Buffered Security (115.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$250 per Buffered Security (25% of the stated principal amount). Investors may lose up to 75% of the stated principal amount of the Buffered Securities.
Buffer amount:	25%, with 1-to-1 downside exposure to the worst performing underlying stock below the buffer
Coupon:	None
Listing:	The Buffered Securities will not be listed on any securities exchange.

The original issue price of each Buffered Security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date will be less than $1,000. We estimate that the value of each Buffered Security on the pricing date will be approximately $987.00, or within $25.00 of that estimate. Our estimate of the value of the Buffered Securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the participation rate, the buffer amount, the minimum payment at maturity and the maximum upside payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue

March 2024 Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

March 2024 Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer the potential for a positive return at maturity based on the absolute value of a limited range of percentage changes of the worst performing underlying stock, subject to the maximum upside payment at maturity, with limited protection against negative performance of the worst performing underlying stock. At maturity, if the final share price of each underlying stock is greater than its respective initial share price, investors will receive the stated principal amount of their investment plus a return reflecting 100% participation in the positive performance of the worst performing underlying stock, subject to the maximum upside payment at maturity. If the final share price of any underlying stock is less than or equal to its respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of its respective initial share price, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the percentage decline of the worst performing underlying stock. However, if the final share price of any underlying stock is less than 75% of its respective initial share price, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying stock beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 75% of the stated principal amount of the Buffered Securities. All payments on the Buffered Securities are subject to our credit risk.

Absolute Return Feature

The Buffered Securities enable investors to obtain a positive return if the final share price of any underlying stock is less than or equal to its respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of its respective initial share price.

Upside Scenario if Each Underlying Stock Appreciates

Each underlying stock increases in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus a return reflecting 100% of the share percent change of the worst performing underlying stock, subject to the maximum upside payment at maturity of at least $1,155 per Buffered Security (115.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.

Absolute Return Scenario

The final share price of any underlying stock is less than or equal to its respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of its respective initial share price. In this case, you receive a 1% positive return on the Buffered Securities for each 1% negative return on the worst performing underlying stock. For example, if the final share price of the worst performing underlying stock is 5% less than its respective initial share price, the Buffered Securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 25% return at maturity.

Downside Scenario

The final share price of any underlying stock is less than 75% of its respective initial share price. In this case, the Buffered Securities redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying stock over the term of the Buffered Securities, plus the buffer amount of 25%. For example, if the final share price of the worst performing underlying stock is 75% less than its initial share price, the Buffered Securities will be redeemed at maturity for a loss of 50% of principal at $500 per Buffered Security, or 50% of the stated principal amount. The minimum payment at maturity is $250 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying stocks, a decline of any underlying stock to less than 75% of its respective initial share price over the term of the Buffered Securities will result in a loss, and potentially a significant loss, of your investment, even if the prices of the other underlying stocks have appreciated or have not declined as much.

March 2024 Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered Securities. The following examples are for illustrative purposes only. The actual initial share price for each underlying stock will be determined on the pricing date. Any payment at maturity on the Buffered Securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Participation rate:	100%
Hypothetical initial share price:	With respect to the AAPL Stock: $170.00 With respect to the AMZN Stock: $180.00 With respect to the GOOGL Stock: $150.00
Hypothetical maximum upside payment at maturity:	$1,155 per Buffered Security (115.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$250 per Buffered Security (25% of the stated principal amount)
Buffer amount:	25%

EXAMPLE 1: The final share price of each underlying stock is greater than its respective initial share price.

Final share price		AAPL Stock: $204.00 AMZN Stock: $288.00 GOOGL Stock: $157.50
Share percent change		AAPL Stock: ($204.00 – $170.00) / $170.00 = 20% AMZN Stock: ($288.00 – $180.00) / $180.00 = 60% GOOGL Stock: ($157.50 – $150.00) / $150.00 = 5%
Payment at maturity	=	$1,000 + ($1,000 × participation rate × share percent change of the worst performing underlying stock), subject to the maximum upside payment at maturity
	=	$1,000 + ($1,000 × 100% × 5%), subject to the maximum upside payment at maturity
	=	$1,050

In example 1, the final share price of each underlying stock is greater than its respective initial share price. The AAPL Stock has appreciated by 20%, the AMZN Stock has appreciated by 60% and the GOOGL Stock has appreciated by 5%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying stock, which is the GOOGL Stock in this example, subject to the maximum upside payment at maturity. Investors receive $1,050 per Buffered Security at maturity.

EXAMPLE 2: The final share price of each underlying stock is greater than its respective initial share price.

Final share price		AAPL Stock: $306.00 AMZN Stock: $306.00 GOOGL Stock: $240.00
Share percent change		AAPL Stock: ($306.00 – $170.00) / $170.00 = 80% AMZN Stock: ($306.00 – $180.00) / $180.00 = 70% GOOGL Stock: ($240.00 – $150.00) / $150.00 = 60%
Payment at maturity	=	$1,000 + ($1,000 × participation rate × share percent change of the worst performing underlying stock), subject to the maximum upside payment at maturity
$1,000 + ($1,000 × 100% × 60%), subject to the maximum upside payment at maturity
	=	$1,155

March 2024 Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

In example 2, the final share price of each underlying stock is greater than its respective initial share price. The AAPL Stock has appreciated by 80%, the AMZN Stock has appreciated by 70% and the GOOGL Stock has appreciated by 60%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying stock, which is the GOOGL Stock in this example, subject to the maximum upside payment at maturity. Because the payment at maturity cannot exceed the hypothetical maximum upside payment at maturity, investors receive $1,155 per Buffered Security at maturity.

EXAMPLE 3: The final share price of one underlying stock is greater than its respective initial share price while the final share prices of the other two underlying stocks are less than their respective initial share prices, but no underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 25%.

Final share price		AAPL Stock: $238.00 AMZN Stock: $171.00 GOOGL Stock: $138.00
Share percent change		AAPL Stock: ($238.00 – $170.00) / $170.00 = 40% AMZN Stock: ($171.00 – $180.00) / $180.00 = -5% GOOGL Stock: ($138.00 – $150.00) / $150.00 = -8%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying stock)
	=	$1,000 + ($1,000 × 8%)
	=	$1,080

In example 3, the final share price of the AAPL Stock is greater than its respective initial share price, while the final share prices of the AMZN Stock and the GOOGL Stock are less than their respective initial share prices. The AAPL Stock has appreciated by 40%, the AMZN Stock has declined by 5% and the GOOGL Stock has declined by 8%, but no underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 25%. Therefore, investors receive at maturity the stated principal amount plus 100% of the absolute value of the share percent change of the worst performing underlying stock, which is the GOOGL Stock in this example. Investors receive $1,080 per Buffered Security at maturity. In this example, investors receive a positive return even though two of the underlying stocks have declined in value, due to the absolute return feature of the Buffered Securities and because no underlying stock has declined to below 75% of its respective initial share price.

EXAMPLE 4: The final share price of one underlying stock is greater than its respective initial share price while the final share prices of the other two underlying stocks are less than 75% of their respective initial share prices.

Final share price		AAPL Stock: $178.50 AMZN Stock: $72.00 GOOGL Stock: $75.00
Share percent change		AAPL Stock: ($178.50 – $170.00) / $170.00 = 5% AMZN Stock: ($72.00 – $180.00) / $180.00 = -60% GOOGL Stock: ($75.00 – $150.00) / $150.00 = -50%
Share performance factor		AAPL Stock: $178.50 / $170.00 = 105% AMZN Stock: $72.00 / $180.00 = 40% GOOGL Stock: $75.00 / $150.00 = 50%
Payment at maturity	=	($1,000 × share performance factor of the worst performing underlying stock) + $250
	=	($1,000 × 40%) + $250
	=	$650

In example 4, the final share price of the AAPL Stock is greater than its respective initial share price, while the final share prices of the AMZN Stock and the GOOGL Stock are less than 75% of their respective initial share prices. While the AAPL Stock has appreciated by 5%, the AMZN Stock has declined by 60% and the GOOGL Stock has declined by 50%. Therefore, investors are exposed to the negative performance of the AMZN Stock, which is the worst performing underlying stock in this example, beyond the buffer amount of 25%, and receive a payment at maturity of $650 per Buffered Security. In this example, investors lose the benefit of the absolute return feature and are exposed to the negative performance of the worst performing underlying stock even though one of the underlying stocks has appreciated in value by 5%, because the final share price of each underlying stock is not greater than or equal to 75% of its respective initial share price.

March 2024 Page 7

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

EXAMPLE 5: The final share price of each underlying stock is less than its respective initial share price, but no underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 25%.

Final share price		AAPL Stock: $154.70 AMZN Stock: $171.00 GOOGL Stock: $138.00
Share percent change		AAPL Stock: ($154.70 – $170.00) / $170.00 = -9% AMZN Stock: ($171.00 – $180.00) / $180.00 = -5% GOOGL Stock: ($138.00 – $150.00) / $150.00 = -8%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying stock)
	=	$1,000 + ($1,000 × 9%)
	=	$1,090

In example 5, the final share price of each underlying stock is less than its respective initial share price, but no underlying stock has decreased from its respective initial share price by an amount greater than the buffer amount of 25%. The AAPL Stock has declined by 9%, the AMZN Stock has declined by 5% and the GOOGL Stock has declined by 8%. Therefore, investors receive at maturity the stated principal amount plus 100% of the absolute value of the share percent change of the worst performing underlying stock, which is the AAPL Stock in this example. Investors receive $1,090 per Buffered Security at maturity.

EXAMPLE 6: The final share price of each underlying stock is less than 75% of its respective initial share price.

Final share price		AAPL Stock: $51.00 AMZN Stock: $90.00 GOOGL Stock: $60.00
Share percent change		AAPL Stock: ($51.00 – $170.00) / $170.00 = -70% AMZN Stock: ($90.00 – $180.00) / $180.00 = -50% GOOGL Stock: ($60.00 – $150.00) / $150.00 = -60%
Share performance factor		AAPL Stock: $51.00 / $170.00 = 30% AMZN Stock: $90.00 / $180.00 = 50% GOOGL Stock: $60.00 / $150.00 = 40%
Payment at maturity	=	($1,000 × share performance factor of the worst performing underlying stock) + $250
	=	($1,000 × 30%) + $250
	=	$550

In example 6, the final share price of each underlying stock is less than its respective initial share price by an amount greater than the buffer amount of 25%. The AAPL Stock has declined by 70%, the AMZN Stock has declined by 50% and the GOOGL Stock has declined by 60%. Therefore, investors are exposed to the negative performance of the AAPL Stock, which is the worst performing underlying stock in this example, beyond the buffer amount of 25%, and receive a payment at maturity of $550 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlying stocks, a decline in any underlying stock by an amount greater than the buffer amount of 25% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying stocks have appreciated or have not declined as much.

March 2024 Page 8

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

Risks Relating to an Investment in the Buffered Securities

￭The Buffered Securities do not pay interest and provide a minimum payment at maturity of only 25% of the stated principal amount. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only 25% of the stated principal amount of the Buffered Securities. If the final share price of any underlying stock is less than 75% of its initial share price, the absolute return feature will no longer be available and you will instead receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount by an amount proportionate to the decline in the share closing price of the worst performing underlying stock from its initial share price, plus $250. Accordingly, investors may lose up to 75% of the stated principal amount of the Buffered Securities.

￭The appreciation potential of the Buffered Securities is limited by the maximum upside payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum upside payment at maturity of at least $1,155 per Buffered Security, or 115.50% of the stated principal amount. The actual maximum upside payment at maturity will be determined on the pricing date. Because the payment at maturity will be limited to 115.50% of the stated principal amount (assuming a maximum upside payment at maturity of $1,155 per Buffered Security), any increase in the final share price of the worst performing underlying stock over its initial share price by more than 15.50% of its initial share price will not further increase the return on the Buffered Securities. The maximum return you can receive if the worst performing underlying stock depreciates is similarly limited to 25% because of the buffer amount. If the worst performing underlying stock depreciates by more than the buffer amount of 25%, you will lose some or a significant portion of your investment.

￭The market price of the Buffered Securities will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market. Some factors that may influence the value of the Buffered Securities include:

othe trading price and volatility (frequency and magnitude of changes in price) of the underlying stocks,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the Buffered Securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting an underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Buffered Securities will be affected by the other factors described above. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Apple Inc. Overview,” “Amazon.com, Inc. Overview” and “Alphabet Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

￭The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered Securities is not linked to the prices of the underlying stocks at any time other than the valuation date. The final share price of each underlying stock will be based on the share closing price of such underlying stock on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if each underlying stock appreciates prior to the valuation date, if the price of any underlying stock drops by the valuation date to less than 75% of its initial share price, the payment at maturity will be less than it would have been had the payment at maturity been linked to the prices of the underlying stocks prior to such drop. Although the actual prices of the underlying stocks on the stated maturity date or at other times during the term of the Buffered Securities may be higher than their respective final share prices, the payment at maturity will be based solely on the share closing prices of the underlying stocks on the valuation date.

￭Investing in the Buffered Securities is not equivalent to investing in the common stock of Apple Inc., the common stock of Amazon.com, Inc. or the class A common stock of Alphabet Inc. Investing in the Buffered Securities is not equivalent to investing in the underlying stocks. As an investor in the Buffered Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the Buffered Securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered Securities will be influenced by many unpredictable factors” above.

￭The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of an underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could adversely affect the share closing price of an underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying stocks).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial share prices, the final share prices, including whether the share closing price of any underlying stock has decreased to below 75% of its respective initial share price, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock. Your return on the Buffered Securities is not linked to a basket consisting of the underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the Buffered Securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If any underlying stock declines to below 75% of its respective initial share price as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying stocks have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying stock.

￭Because the Buffered Securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered Securities were linked to just one underlying stock. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered Securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With three underlying stocks, it is more likely that any underlying stock will decline to below 75% of the respective initial share price as of the valuation date than if the Buffered Securities were linked to only one underlying stock. Therefore it is more likely that you will suffer a loss on your investment.

￭No affiliation with Apple Inc., Amazon.com, Inc. or Alphabet Inc. Apple Inc., Amazon.com, Inc. and Alphabet Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Buffered Securities. We have not made any due diligence inquiry with respect to Apple Inc., Amazon.com, Inc. or Alphabet Inc. in connection with this offering.

￭We may engage in business with or involving Apple Inc., Amazon.com, Inc. or Alphabet Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc., Amazon.com, Inc. or Alphabet Inc. without regard to your interests and thus may acquire non-public information about Apple Inc., Amazon.com, Inc. or Alphabet Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., Amazon.com, Inc. or Alphabet Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuer of an underlying stock or anyone else makes a partial tender or partial exchange offer for such underlying stock, nor will adjustments be made following the valuation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of an underlying stock by the amount of such dividends.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the Buffered Securities and your return on the Buffered Securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Buffered Securities.  For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date, this may decrease the final share price of an underlying stock to be less than 75% of the respective initial share price (resulting in a loss of some or up to 75% of your investment in the Buffered Securities), materially and adversely affecting your return.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on March 22, 2024:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$172.28
52 Weeks Ago:	$157.83
52 Week High (on 12/14/2023):	$198.11
52 Week Low (on 3/28/2023):	$157.65
Current Dividend Yield:	0.56%

The following table sets forth the published high and low share closing prices of, as well as dividends on, the AAPL Stock for each quarter from January 1, 2021 through March 22, 2024. The share closing price of the AAPL Stock on March 22, 2024 was $172.28. The associated graph shows the share closing prices of the AAPL Stock for each day from January 1, 2019 through March 22, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AAPL Stock at any time, including on the valuation date.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	143.16	116.36	0.205
Second Quarter	136.96	122.77	0.22
Third Quarter	156.69	137.27	0.22
Fourth Quarter	180.33	139.14	0.22
2022
First Quarter	182.01	150.62	0.22
Second Quarter	178.44	130.06	0.23
Third Quarter	174.55	138.20	0.23
Fourth Quarter	155.74	126.04	0.23
2023
First Quarter	164.90	125.02	0.23
Second Quarter	193.97	160.10	0.24
Third Quarter	196.45	170.43	0.24
Fourth Quarter	198.11	166.89	0.24
2024
First Quarter (through March 22, 2024)	195.18	169.00	0.24

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Common Stock of Apple Inc. – Daily Share Closing Prices January 1, 2019 to March 22, 2024

This document relates only to the Buffered Securities offered hereby and does not relate to the AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we price the Buffered Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

Information as of market close on March 22, 2024:

Bloomberg Ticker Symbol:	AMZN
Exchange:	Nasdaq
Current Stock Price:	$178.87
52 Weeks Ago:	$98.70
52 Week High (on 3/22/2024):	$178.87
52 Week Low (on 3/28/2023):	$97.24
Current Dividend Yield:	N/A

The following table sets forth the published high and low share closing prices of, as well as dividends on, the AMZN Stock for each quarter from January 1, 2021 through March 22, 2024. The share closing price of the AMZN Stock on March 22, 2024 was $178.87. The associated graph shows the share closing prices of the AMZN Stock for each day from January 1, 2019 through March 22, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMZN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AMZN Stock at any time, including on the valuation date.

Common Stock of Amazon.com, Inc. (CUSIP 023135106)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	169.000	147.598	-
Second Quarter	175.272	157.597	-
Third Quarter	186.570	159.388	-
Fourth Quarter	184.803	159.489	-
2022
First Quarter	170.405	136.015	-
Second Quarter	168.347	102.310	-
Third Quarter	144.780	109.220	-
Fourth Quarter	121.09	81.82	-
2023
First Quarter	112.91	83.12	-
Second Quarter	130.36	97.83	-
Third Quarter	144.85	125.98	-
Fourth Quarter	154.07	119.57	-
2024
First Quarter (through March 22, 2024)	178.87	144.57	-

We make no representation as to the amount of dividends, if any, that Amazon.com, Inc. may pay in the future. In any event, as an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Common Stock of Amazon.com, Inc. – Daily Share Closing Prices January 1, 2019 to March 22, 2024

This document relates only to the Buffered Securities offered hereby and does not relate to the AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding the AMZN Stock from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMZN Stock (and therefore the price of the AMZN Stock at the time we price the Buffered Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMZN Stock.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The GOOGL stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

Information as of market close on March 22, 2024:

Bloomberg Ticker Symbol:	GOOGL
Exchange:	Nasdaq
Current Stock Price:	$150.77
52 Weeks Ago:	$103.37
52 Week High (on 1/29/2024):	$153.51
52 Week Low (on 3/30/2023):	$100.89
Current Dividend Yield:	N/A

The following table sets forth the published high and low share closing prices of, as well as dividends on, the GOOGL Stock for each quarter from January 1, 2021 through March 22, 2024. The share closing price of the GOOGL Stock on March 22, 2024 was $150.77. The associated graph shows the share closing prices of the GOOGL Stock for each day from January 1, 2019 through March 22, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the GOOGL Stock at any time, including on the valuation date.

Class A Common Stock of Alphabet Inc. (CUSIP 02079K305)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	105.931	86.144	-
Second Quarter	122.536	106.489	-
Third Quarter	145.216	122.444	-
Fourth Quarter	149.839	133.660	-
2022
First Quarter	148.000	125.951	-
Second Quarter	142.972	105.805	-
Third Quarter	122.080	95.650	-
Fourth Quarter	104.48	83.43	-
2023
First Quarter	107.74	86.20	-
Second Quarter	127.31	103.71	-
Third Quarter	138.21	116.45	-
Fourth Quarter	141.52	122.17	-
2024
First Quarter (through March 22, 2024)	153.51	131.40	-

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Alphabet Inc.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Class A Common Stock of Alphabet Inc. – Daily Share Closing Prices January 1, 2019 to March 22, 2024

This document relates only to the Buffered Securities offered hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we price the Buffered Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the Buffered Securities and therefore the value of the Buffered Securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOGL Stock.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

Additional Terms of the Buffered Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Underlying stock issuer:

With respect to the AAPL Stock, Apple Inc.

With respect to the AMZN Stock, Amazon.com, Inc.

With respect to the GOOGL Stock, Alphabet Inc.

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Denominations:	$1,000 per Buffered Security and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to an underlying stock, or if a market disruption event occurs with respect to an underlying stock on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the second business day following the latest valuation date as postponed with respect to such underlying stock.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered Securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the depositary, as holder of the Buffered Securities, on the maturity date.

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Morgan Stanley Finance LLC

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Principal at Risk Securities

Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered Security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered Securities and current market conditions, we expect that the Buffered Securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of

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Morgan Stanley Finance LLC

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Principal at Risk Securities

any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, futures and/or options contracts on the underlying stocks or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of an underlying stock on the pricing date, and therefore could increase the price at or above which such underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying stocks). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the valuation date, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of an underlying stock, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity (depending also on the performance of the other underlying stocks). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered Securities that it purchases from us to an unaffiliated dealer at a price of $ per Buffered Security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered Security. MS & Co. will not receive a sales commission with respect to the Buffered Securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities. When MS & Co. prices this offering of Buffered Securities, it will determine the economic terms of the Buffered Securities, including the maximum upside payment at maturity, such that for each Buffered Security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for participation securities

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Amazon.com, Inc. and the Class A Common Stock of Alphabet Inc. due May 1, 2025

Principal at Risk Securities

and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Participation Securities dated November 16, 2023

Prospectus dated February 22, 2024

Terms used but not defined in this document are defined in the product supplement for participation securities or in the prospectus.

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